EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of The Management Network Group, Inc. (the “Company”) dated April 3, 2009 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s adoption of new accounting standards) appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended January 3, 2009.

/S/ DELOITTE & TOUCHE LLP Kansas City, Missouri April 8, 2009